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                            SHARE PURCHASE AGREEMENT

                                  By and Among

                            GENERAL ELECTRIC COMPANY

                                       and

                    GENERAL ELECTRIC CAPITAL SERVICES, INC.,

                                   As Seller,

                                       and

                            PAINE WEBBER GROUP INC.,

                                  As Purchaser

                           ---------------------------

                              Dated August 6, 1997

                           ---------------------------

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                            SHARE PURCHASE AGREEMENT

            SHARE PURCHASE AGREEMENT, dated August 6, 1997, by and among GENERAL ELECTRIC CAPITAL SERVICES, INC. ("GECS"), GENERAL ELECTRIC COMPANY ("GE") and PAINE WEBBER GROUP INC. ("PWG").

                                R E C I T A L S :

            A. GECS is the owner and holder of the KP & Co. Shares (as hereinafter defined).

            B. On the terms and subject to the conditions hereinafter set forth, GECS desires to sell and PWG desires to purchase the KP & Co. Shares for consideration consisting of (i) cash, (ii) the Purchase Money Note (as hereinafter defined), (iii) the New PW Shares (as hereinafter defined) and (iv) the Contingent Purchase Consideration (as hereinafter defined).

                               A G R E E M E N T :

            The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            1.1. Definitions. (a) As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

            "Acquisition Transaction" means a tender offer or exchange offer for PWG's common stock by a Person other than PWG or one or more of its wholly-owned Subsidiaries, or a merger, consolidation or other business combination involving PWG and one or more Persons other than PWG or one of its wholly-owned Subsidiaries or a similar transaction or series of related transactions that, in any case, results in holders of 50% or more of PWG's common stock receiving consideration in exchange for such common stock having a fair market value in excess of $36.50 per share.

            "Administrative Services Agreement" means the administrative services agreement dated the date hereof by and
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                                       -2-


among GECC, KP & Co. and PWG, as amended from time to time in accordance with the terms thereof.

            "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agreement" means this Share Purchase Agreement, as amended from time to time in accordance with the terms hereof.

            "Amended Stockholders Agreement" means the amended and restated stockholders agreement, dated the date hereof, by and among PWG, GE, GECC, GECS and Kidder, Peabody Group Inc.

            "Asset Purchase Agreement" means the asset purchase agreement dated as of October 17, 1994, between PWG, GE and Kidder, Peabody Group Inc., as amended from time to time in accordance with the terms thereof.

            "Assumption Agreement" means the assumption agreement dated the date hereof between GECS and KP & Co.

            "Closing" has the meaning provided therefor in Section 2.1.3 of this Agreement.

            "Closing Balance Sheet" has the meaning provided in Section 3.1.8 hereof.

            "Closing Date" means the actual date that the Closing occurs.

            "Contingent Purchase Consideration" means an amount equal to the product of (i) $219,000,000 and (ii) a fraction, the numerator of which is the excess, if any, of (y) the amount equal to the sum of the cash portion, if any, and the fair market value of the non-cash portion, if any, of the consideration per share of PWG's common stock received by the stockholders of PWG in connection with any Acquisition Transaction over (z) $36.50, and the denominator of which is $36.50.

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                                       -3-


            "Equity Distribution" means, in respect of any Person, (i) any dividend or distribution on account of any equity securities of such Person,
(ii) any redemption, retirement, sinking fund or similar payment for or in respect of the acquisition of any equity securities of such Person or (iii) any payment made to retire or surrender options, warrants or other rights to acquire equity securities of such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GECC" means General Electric Capital Corporation.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "KP & Co." means Kidder, Peabody & Co. Incorporated.

            "KP & Co. Shares" means all the outstanding shares of capital stock of KP & Co., consisting of 100 shares of KP & Co. common stock.

            "Lien" means, with respect to any asset, any mortgage, lien, claim, option, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income therefrom.

            "Litigation" means all civil, criminal, administrative, regulatory, self-regulatory or other actions, suits, investigations, arbitrations or other proceedings.

            "Losses" means, in respect of any Person, all losses, liabilities, claims, damages, penalties, fines, settlement payments, obligations to third parties, costs or expenses (including legal, accounting, appraisal, consulting, expert or similar fees and expenses) suffered or incurred by such Person but only to the extent such Person has not received insurance proceeds in respect thereof, increased to take account of any net Federal, State and local tax cost incurred by such Person arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and reduced by the amount of any net Federal, State, and local tax benefit realized (both such increase and such reduction using an assumed combined Federal, State and local income tax rate
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                                       -4-


equal to the highest Federal income tax rate applicable to corporations plus 5%) by such Person or any Affiliate as a result of such losses, liabilities, claims, damages, penalties, fines, settlement payments, obligations to third parties, costs or expenses. For purposes of this Agreement (except for Section 5.6), a tax benefit is deemed realized (at the rate specified in the preceding sentence) in respect of an indemnified item at the time the item is accrued for income tax purposes.

            "New PW Shares" means 15,500,000 shares of common stock of PWG.

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Purchase Money Note" means the promissory note in the principal amount of $442,000,000 of PWG in the form of Exhibit A annexed hereto.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stockholders Agreement" means the stockholders agreement dated December 16, 1994 between PWG, GE and Kidder, Peabody Group Inc.

            "Subsidiary" means, with respect to any Person, (i) a corporation, whose capital stock with voting power, under ordinary circumstances, to elect a majority of directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or (ii) any other Person (other than a corporation) controlled by such Person in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

            (b) For purposes hereof, "including" means including, without limitation.
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                                       -5-


                                   ARTICLE II.

                               PURCHASE OF SHARES

            2.1. Sale of KP & Co. Shares; the Closing.

            2.1.1. Subject to the terms and conditions herein set forth, on the Closing Date, (i) GECS shall sell, assign and transfer to PWG the KP & Co. Shares and (ii) PWG shall issue to GECS the Purchase Money Note and the New PW Shares, all of which New PW Shares shall be duly and validly issued, fully paid and nonassessable, and pay to GECS immediately available funds in the amount of $219,000,000 (the "Cash Consideration").

            2.1.2. As additional consideration for the purchase and sale herein contemplated, PWG agrees that, in the event that, at any time on or prior to the first anniversary of the Closing Date, (i) PWG enters into a definitive agreement, letter of intent or other understanding relating to the terms of any Acquisition Transaction that is required to be disclosed pursuant to the Federal securities laws or the rules of the New York Stock Exchange, or (ii) any Person shall have commenced, or announced an intention to commence, an Acquisition Transaction and, in either case, such Acquisition Transaction is consummated within eighteen (18) months after the Closing Date, PWG shall pay to GECS, simultaneously with the consummation of such Acquisition Transaction, the Contingent Purchase Consideration in immediately available funds. PWG shall not enter into an agreement or letter of intent with respect to an Acquisition Transaction pursuant to which PWG will not be the ultimate parent entity of the entity of which PWG is to be a part after consummation of the Acquisition Transaction (the "Ultimate Parent Entity") unless such agreement or letter of intent includes (i) an express acknowledgment by the Ultimate Parent Entity of PWG's obligations under this Section 2.1.2 and (ii) an irrevocable and unconditional guarantee by the Ultimate Parent Entity of PWG's obligations under this Section 2.1.2. In the event of the consummation of an Acquisition Transaction in respect of which PWG has not entered into an agreement or letter of intent, the acquiring party in such Acquisition Transaction, upon consummation thereof, shall be deemed to have made the acknowledgment, and granted the guarantee, referred to in clauses (i) and (ii) of the previous sentence.

            2.1.3. The purchase and sale transaction herein contemplated shall take place at a closing (the "Closing") to be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New
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                                       -6-


York, New York 10005, on the first business day after the date on which all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated. GECS and PWG agree to file the applicable Notification and Report Forms under the HSR Act no later than August 7, 1997 and to use their best efforts to ensure that the applicable waiting period under the HSR Act expires or is terminated as promptly after the date hereof as is possible.

            2.1.4. Delivery of the KP & Co. Shares shall be made at the Closing by delivery to PWG, against delivery of one or more certificates evidencing the New PW Shares and payment of the Cash Consideration and delivery of the Purchase Money Note, of stock certificates representing the KP & Co. Shares duly endorsed, or accompanied by stock powers duly executed, by GECS for transfer to PWG, with all appropriate stock transfer stamps attached at GECS' expense.

            2.1.5. Simultaneously with the execution and delivery of this Agreement the parties are executing and delivering or causing to be executed and delivered (i) the Amended Stockholders Agreement, (ii) the Administrative Services Agreement and (iii) the Assumption Agreement, all of which shall become effective without further action by any Person upon the occurrence of the Closing.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

            3.1. Representations and Warranties of GE and GECS. GE and GECS represent and warrant, as of the date hereof unless otherwise expressly set forth below, as follows:

            3.1.1. Organization and Good Standing. Each of GE and GECS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            3.1.2. Corporate Authorizations. Each of GE and GECS has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by GE and GECS of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by GE and GECS.
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                                       -7-


            3.1.3. The KP & Co. Shares. GECS has good and valid title to the KP & Co. Shares, free and clear of any Liens. Assuming PWG has the requisite power and authority to be the lawful owner of the KP & Co. Shares, upon delivery to PWG at the Closing of certificates representing the KP & Co. Shares, duly endorsed, or accompanied by stock powers duly executed, by GECS for transfer to PWG, and upon GECS's receipt of the consideration provided for in Section 2.1.1, good and valid title to the KP & Co. Shares will pass to PWG, free and clear of any Liens other than those arising from acts of PWG or its Affiliates. Other than this Agreement, the KP & Co. Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the KP & Co. Shares.

            3.1.4. Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) violate any provision of any United States Federal, State, local or foreign law, statute, rule or regulation, or any order, judgment, injunction, decree, determination or award of any United States Federal, State, local or foreign court or governmental or regulatory or self-regulatory authority presently in effect having applicability to GE, GECS or KP & Co. except such violations as will not individually, or in the aggregate, have a material adverse effect upon the financial condition, properties, assets, business or results of operation of KP & Co. or on the ability of GE, GECS or KP & Co. to consummate the transaction contemplated by this Agreement (a "KP & Co. Material Adverse Effect"), (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or By-laws of GE, GECS or KP & Co., (iii) as of the Closing Date, require any consent, approval or notice under, or conflict with or result in a breach of or constitute a default under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which GE, GECS or KP & Co. is a party or by which any of their respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as will not have a KP & Co. Material Adverse Effect.

            3.1.5. Enforceability. This Agreement constitutes a legal, valid and binding obligation of each of GE and GECS, enforceable against each of GE and GECS in accordance with its terms.
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            3.1.6. Governmental Consents. As of the Closing Date no
authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any court, governmental agency or regulatory authority or any securities exchange will be required in connection with the execution, delivery or performance by GE or GECS of this Agreement and the performance of their respective obligations hereunder other than any of which if not made would not individually, or in the aggregate, have a KP & Co. Material Adverse Effect.

            3.1.7. Securities Act. GECS acknowledges that the New PW Shares and the Purchase Money Note have not been registered under the Securities Act and are being issued in reliance upon an exemption from registration contained in the Securities Act. GECS is acquiring the New PW Shares and the Purchase Money Note with no intention of distributing or reselling the New PW Shares or the Purchase Money Note or any part of the New PW Shares or the Purchase Money Note in any transaction which would be in violation of the Securities Act.

            3.1.8. Financial Condition. GECS has previously delivered to PWG the unaudited balance sheet of KP & Co. as of July 31, 1997, as adjusted to reflect the changes in the assets and liabilities of KP & Co. agreed by the parties to occur on or prior to the Closing (the "Signing Balance Sheet"). At the Closing, GECS will deliver to PWG an unaudited balance sheet of KP & Co. as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will reflect net book value (on the basis of presentation reflected in the notes to the Signing Balance Sheet) not less than the net book value (on the basis of presentation reflected in the notes to the Signing Balance Sheet) on the Signing Balance Sheet (disregarding any changes in the value of the PWG common stock held by KP & Co.), will include 21,500,000 shares of PWG common stock and cash and cash equivalents not less than the cash and cash equivalents on the Signing Balance Sheet and, except for changes occurring in the ordinary course of business consistent with current practice of KP & Co. between the date hereof and the Closing, will include only the assets and liabilities included on the Signing Balance Sheet. Prior to the execution of this Agreement, KP & Co. has sold in accordance with the terms of the Stockholders Agreement all the preferred stock of PWG previously owned by it to GECC for cash in the amount of $475,000,000, all of which cash (net of a tax sharing payment of $47,000,000) is included on the Signing Balance Sheet.
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            3.1.9. Financial Statements; Undisclosed Liabilities. (i) GECS has
previously delivered to PWG (A) the unaudited balance sheet of KP & Co. as of July 31, 1997 (the "July 31 Balance Sheet"), and (B) the unaudited balance sheet of KP & Co. as of December 31, 1996 (the financial statements described in clauses (A) and (B) above, together the "Financial Statements"). The Financial Statements have been, and the Closing Balance Sheet will be, prepared in conformity with United States generally accepted accounting principles consistently applied (except in each case as described in any notes thereto, which in the case of the Closing Balance Sheet will include only notes consistent with the notes to the Signing Balance Sheet) and on that basis fairly present (subject to normal, recurring year-end audit adjustments) the financial condition of KP & Co. as of the dates thereof.

            (ii) KP & Co. does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (1) as disclosed, reflected or reserved against in the July 31 Balance Sheet and the notes thereto, (2) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the July 31 Balance Sheet, and (3) for liabilities and obligations with respect to Litigation against KP & Co. that is not required by United States generally accepted accounting principles to be reflected or reserved against on a balance sheet of KP & Co. or in the notes thereto but is fully indemnified pursuant to
Section 6.2 (it being understood that matters to be funded out of the Pre-Tax Reserve (as hereinafter defined) shall be deemed to be fully indemnified pursuant to Section 6.2).

            (iii) Since the date of the July 31 Balance Sheet, there has not been any material adverse change in the financial condition, properties, assets or business of KP & Co.

            3.1.10. Organization and Authority of KP & Co. KP & Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. KP & Co. has all requisite corporate power and authority to own its assets and carry on its business as presently conducted. Other than Broad Street Advisors, Inc. (formerly known as Financial Counselors, Inc.), KP & Co. has no Subsidiaries. Broad Street Advisors, Inc. is wholly owned by KP & Co. and conducts no business other than that contemplated in Section
3.02 of that certain Third Supplemental Agreement dated as of January 27, 1995 among PWG, GE and Kidder, Peabody Group Inc. and, as of the date hereof, GE and Kidder, Peabody Group Inc. have complied with their obligations under such
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Section 3.02. KP & Co. is qualified to do business in each jurisdiction where such qualification is required except where the failure to be so qualified would not have a KP & Co. Material Adverse Effect.

            3.1.11. Capitalization of KP & Co. The KP & Co. Shares constitute all the outstanding and issued shares of capital stock of KP & Co. All such shares are duly and validly issued, fully paid and non-assessable and are not subject to any preemptive rights of any Person. There are no (i) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible or exchangeable into, shares of any capital stock or other equity or voting securities of KP & Co., or contracts, commitments, understandings or arrangements by which KP & Co. is or may become bound to issue additional shares of its capital stock or other equity or voting securities or options, warrants or rights to purchase or acquire any shares of its capital stock or other equity or voting securities or (ii) voting trusts or other agreements or understandings with respect to the voting or transfer of the capital stock of KP & Co.

            3.1.12. Litigation. Except as previously disclosed by GE or GECS to PWG, GE and GECS do not have any reason to believe that KP & Co. is a subject or target of any criminal investigation. GECS has previously delivered to PWG a list of all the Litigations pending against KP & Co. as of the date hereof (the "Litigation Letter"), which list also indicates all material Litigations pending, or to the knowledge of GE or GECS threatened, against KP & Co as of the date hereof.

            3.1.13. Intercompany Agreements. As of the Closing, KP & Co. is not a party to any tax sharing or other agreement with GE, GECS or any Affiliate of GE or GECS, other than the Administrative Services Agreement, the Assumption Agreement, a sublease relating to office space at 1251 Avenue of the Americas, New York, New York and other agreements to which PWG is a party.

            3.1.14. Investment Company, etc. KP & Co. is not required to register under the Investment Company Act of 1940. KP & Co. is not, and is not required to be, registered or otherwise qualified as a broker-dealer or investment advisor or otherwise in any other regulated capacity under any Federal, State, local or foreign law, statute, rule or regulation and is not a member of any securities exchange or any self-regulatory organization. Section 9(a) of the Investment Company Act of 1940 is not currently
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applicable to and would not be applicable to KP & Co. if it were a broker-dealer or investment adviser and there is no Litigation currently pending or, to the knowledge of GE or GECS, threatened against KP & Co. which would subject KP &
Co. or, after the Closing, any Affiliate of PWG to the provisions of such Section.

            3.1.15. Taxes. Except as previously disclosed in writing by GECS to PWG, to the knowledge of GECS: (i) all material tax returns, statements, reports or forms ("Returns") required to be filed on or before the Closing Date (including applicable extensions) by KP & Co. have been (or will be) filed on or before the Closing Date in accordance with all applicable laws, and such Returns are (or will be) complete and accurate in all material respects, (ii) all taxes which were shown to be due on such Returns have been (or will be) timely paid,
(iii) KP & Co. is not delinquent in the payment of any material tax, (iv) there are no material outstanding requests for rulings or determinations in respect of any tax pending between KP & Co. and any governmental authority (domestic or foreign) responsible for the imposition of any tax ("Taxing Authority"), (v) there are no material Liens for taxes (except for taxes not yet due) on any of the assets of KP & Co., and no action has been instituted against KP & Co. that would reasonably result in any such material Lien, (vi) no power of attorney has been executed by KP & Co. with respect to any material matter relating to taxes which is currently in force, and (vii) KP & Co. will not be required to recognize for tax purposes in a taxable year beginning on or after the Closing Date any income or gain which would otherwise have been required to be recognized under the accrual method of accounting for tax purposes in a pre-Closing tax period as a result of KP & Co., in a pre-Closing tax period (A) using the installment method of accounting, (B) making a change in method of accounting, or (C) otherwise deferring the recognition of income into a post-Closing tax period as a result of the accounting method used in a pre-Closing tax period.

            3.1.16. Reserves and Liabilities. At least $116,000,000 of the costs and expenses comprising reserves or other liabilities on the Closing Balance Sheet are of a type or character that are deductible for federal income tax purposes to KP & Co. as of the Closing Date but for the fact that as of the Closing Date all events have not occurred to determine the fact of liability for such costs or expenses or to determine the amount thereof with reasonable accuracy (or, with respect to deferred compensation, but for the fact that no payment has been made). All events will occur to determine the fact of liability for such $116,000,000 of costs and expenses and to determine the amount thereof with reasonable

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accuracy (or, with respect to deferred compensation, payment will be made)
within five years after the Closing Date.

            3.1.17. Litigation Reserve. Each of GE and GECS is familiar with the activities, assets, liabilities, employees, properties, businesses and operations, including any disposed of or ceased prior to the Closing, of KP & Co. and the Litigation set forth in the Litigation Letter and has carefully evaluated based on reasonably available information as of the date hereof (x) the Litigation set forth in the Litigation Letter and (y) any unasserted claims against KP & Co. of which GE or GECS has knowledge or reason to know. Based on such familiarity and evaluation, in the judgment of the management of GE and GECS, taking into account the number, variety and status of the actions, suits, investigations, arbitrations and other proceedings included in the Litigation set forth in the Litigation Letter and any such unasserted claims, many of which are at very preliminary stages, and recognizing the uncertainties of litigation generally, the $90,000,000 Pre-Tax Reserve is a reasonable estimate of the amount that is likely to be sufficient to resolve such Litigation and any such unasserted claims (including any related costs and expenses of the defense thereof).

            3.1.18. Miscellaneous Assets. The assets of KP & Co. described as "miscellaneous assets" in the Closing Balance Sheet have a tax basis equal to or greater than $14,000,000.

            3.2. Representations and Warranties of PWG. PWG represents and warrants, as of the date hereof unless otherwise expressly set forth below, as follows:

            3.2.1. Organization and Good Standing. PWG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. PWG has all requisite corporate power and authority to own its assets and to carry on its businesses as presently conducted.

            3.2.2. Corporate Authorizations. PWG has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by PWG of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by PWG.

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            3.2.3. The New PW Shares. Assuming GECS has the requisite power and authority to be the lawful owner of the New PW Shares, upon delivery to GECS at the Closing of certificates representing the New PW Shares, and upon PWG's receipt of the consideration provided for in Section 2.1.1, good and valid title to the New PW Shares will pass to GECS, free and clear of any Liens other than those arising from acts of GECS or its Affiliates.

            3.2.4. Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) violate any provision of any United States Federal, State, local or foreign law, statute, rule or regulation, or any order, judgment, injunction, decree, determination or award of any United States Federal, State, local or foreign court or governmental or regulatory or self-regulatory authority presently in effect having applicability to PWG except such violations as will not individually, or in the aggregate, have a material adverse effect upon its financial condition, properties, assets, business or results of operation or on the ability of PWG to consummate the transaction contemplated by this Agreement (a "PWG Material Adverse Effect"), (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or By-laws of PWG, or (iii) as of the Closing Date, require any consent, approval or notice under, or conflict with or result in a breach of or constitute a default under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which PWG is a party or by which any of its properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as will not have a PWG Material Adverse Effect.

            3.2.5. Enforceability. This Agreement constitutes a legal, valid and binding obligation of PWG, enforceable against PWG in accordance with its terms.

            3.2.6. Governmental Consents. As of the Closing Date no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any court, governmental agency or regulatory authority or any securities exchange will be required in connection with the execution, delivery or performance by PWG of this Agreement and the performance of its obligations hereunder other than any of which if not made would not, individually or in the aggregate, have a PWG Material Adverse Effect.

            3.2.7. No Liquidation. As of the date hereof PWG has, and as of the Closing Date PWG will have, no plan or intention to dissolve or liquidate KP & Co. or to cause or permit it to make any Equity Distribution.

            3.2.8. Securities Act. PWG acknowledges that the KP & Co. Shares have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration contained in the Securities Act. PWG is acquiring the KP & Co. Shares with no intention of distributing or reselling the KP & Co. Shares or any part of the KP & Co. Shares in any transaction which would be in violation of the Securities Act.

                                   ARTICLE IV.

                         CONDITIONS PRECEDENT TO CLOSING

            4.1. Conditions Precedent to Obligations of PWG. The obligation of PWG to consummate the transaction contemplated herein is subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver of the following conditions:

            4.1.1. The transaction contemplated by this Agreement shall not be prohibited or enjoined (temporarily or permanently) by any applicable judicial action, law or governmental regulation.

            4.1.2. All applicable waiting periods in respect of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated.

            4.2. Conditions Precedent to Obligations of GECS. The obligation of GECS to consummate the transaction contemplated herein is subject to the prior or simultaneous satisfaction or waiver of the following conditions:

            4.2.1. The transaction contemplated by this Agreement shall not be prohibited or enjoined (temporarily or permanently) by any applicable judicial action, law or governmental regulation.

            4.2.2. All applicable waiting periods in respect of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                                   ARTICLE V.

                                    COVENANTS

            5.1. Access to Records. On and after the Closing Date, without waiving any applicable privileges, including the attorney-client privilege, each party shall provide to the other party and its agents reasonable access to the books and records of KP & Co. in its possession that such party may need to file or defend tax returns or other tax or regulatory filings made or filed in respect of periods prior to the Closing Date, to prepare financial statements and for any other valid business purposes.

            5.2. Maintenance of Existence. PWG shall not cause or permit KP & Co. to make any Equity Distribution and shall cause KP & Co. to maintain its corporate existence, in each case, until the earlier of (i) the occurrence of the second anniversary of the Closing Date and (ii) the date that substantially all Litigations currently pending against KP & Co. and any related claims are resolved, through settlement or otherwise.

            5.3. Ordinary Course. From the date of this Agreement through the Closing, GE and GECS shall cause KP & Co. to operate only in the ordinary course of business consistent with current practice and shall not permit KP & Co. to make (i) any Equity Distribution or (ii) any change in its assets or liabilities reflected on the Signing Balance Sheet which, in either case, would cause any representation and warranty of GE and GECS herein to be untrue as of the Closing Date as if made as of such date. Until Closing, GE and GECS shall not permit KP & Co. to effect any transfer of the PWG common stock currently held by KP & Co. pursuant to Section 4.02(a)(i) of the Stockholders Agreement.

            5.4. Miscellaneous Assets. In the event that the assets of KP & Co. described as "miscellaneous assets" in the Closing Balance Sheet shall not have been liquidated or otherwise realized for cash in at least the amount of $15,500,000, net after related costs and expenses for collection or otherwise, within eighteen months after the Closing Date, GECS shall pay to KP & Co. on the date eighteen months following the Closing Date in immediately available funds the difference between $15,500,000 and the actual amount of cash then realized in respect of such assets. Without in any way affecting the obligations of GECS under the immediately preceding sentence, the manner and timing of the procedure of collection of such miscellaneous assets shall be as mutually agreed by the parties.

            5.5. Employees. PWG agrees that the 13 current KP & Co. employees will initially remain employees of KP & Co. and that such 13 current employees, and such additional employees as may be hired by KP & Co. from time to time, will be placed on PWG payroll and pension and benefit plans generally available to similarly situated PWG employees (with the exception of any PWG severance or layoff plan), without regard to preexisting conditions. Prior to the Closing, GECS will negotiate on behalf of KP & Co. in good faith appropriate amendments to the existing letter agreements between KP & Co. and its current employees to reflect the changed circumstances resulting from the purchase of the capital stock of KP & Co. GECS agrees that the amendments to such letter agreements will not increase any obligations or liabilities of KP & Co. under such letter agreements and GECS on behalf of KP & Co. will make any payments to such employees or any other Person in connection with or arising as a result of such amendments. PWG agrees not to terminate any of the 13 current KP & Co. employees prior to December 31, 1997 without the consent of GECS, which consent will not be unreasonably withheld. PWG agrees at the end of any employment term of an employee pursuant to the terms of the letter agreement with respect to such employee, such employee will become an employee at will of KP & Co. or on such other terms as PWG may approve.

            5.6. Certain Tax Benefits. So long as there is a reasonable basis to do so, PWG will claim on its Federal, State and local income tax returns for all tax periods ending on or before the tenth anniversary of the Closing Date a deduction in respect of any payment made by GECS of the Liabilities of the type described in the Assumption Agreement, and (at the sole cost of GECS in a manner reasonably acceptable to PWG) will pursue such claim with reasonable diligence. For periods ending after the tenth anniversary of the Closing Date, PWG shall claim such deductions unless PWG in its sole judgment determines it is burdensome to do so. GE and GECS agree to provide PWG in a reasonable and timely manner with all information, records and cooperation necessary to claim such deductions and pursue such claims. In the event that PWG is allowed such deduction, it shall pay the actual resulting tax benefit to GECS as an increase in the purchase price under this Agreement. The determination of the amount of the tax benefit to PWG shall be conclusive absent manifest error.

                                   ARTICLE VI.

                          SURVIVAL AND INDEMNIFICATION

            6.1. Survival of Agreements. The representations, warranties and covenants of each party hereto shall survive the Closing.

            6.2. Indemnification by GE and GECS. GE and GECS, jointly and severally, will indemnify PWG, KP & Co., each of their respective Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold each of them harmless from, without duplication, any and all Losses suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of (i) the breach or incorrectness of, or non-compliance with, any representation, warranty, covenant or agreement of GE or GECS in this Agreement, (ii) any (a) taxes incurred by KP & Co. with respect to periods ending prior to the Closing Date and with respect to the portion ending prior to the Closing Date of any period that begins before and ends on or after the Closing Date (a "Straddle Period"), (b) taxes incurred prior to the Closing Date by any person which was affiliated with KP & Co. prior to the Closing Date or with which KP & Co. joined prior to the Closing Date (or was required to join) in filing any consolidated, combined, unitary or aggregate return, prior to the Closing Date (as a result of Treasury Regulation ss. 1.1502-6(a) or otherwise), (c) taxes incurred by KP & Co. attributable to the dividend or transfer of any assets to GECS or any of its Affiliates prior to the sale of the capital stock of KP & Co. or (d) taxes incurred by KP & Co. arising (directly or indirectly) as a result of the recognition by GECS, KP & Co., or any other Affiliate of any "deferred intercompany gain" or "excess loss account", in each case within the meaning of Treasury Regulations adopted under
Section 1502 of the Internal Revenue Code, (iii) any Litigation pending or threatened against KP & Co. as of the Closing (whether or not set forth in the Litigation Letter), (iv) (A) the employment or termination of employment of any employee of KP & Co. (including any claim or Litigation brought against KP & Co., PWG or any of its Affiliates in connection therewith) to the extent such employee is actually engaged in activities relating to KP & Co.'s Litigation or the activities, assets, liabilities, properties, business or operations of KP & Co. being conducted as of the Closing by KP & Co., that were disposed of or ceased by KP & Co. on or prior to the Closing or were in existence or being pursued by KP & Co. on or prior to the Closing, or (B) any actions or omissions by any such employee or any compensation paid or benefits provided to any such employee, (v) any liabilities or obligations disclosed, reflected or reserved against in the Closing Balance Sheet and the notes thereto, (vi) any actions or omissions by or on behalf of GECC or any of its Affiliates pursuant to the Administrative Services Agreement, or (vii) any obligation or liability of whatever kind or nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before, at or after the Closing, or any claim or Litigation, in any such case that arises out of, relates to or is otherwise in respect of KP & Co. or any of its activities or assets, liabilities, employees, properties, businesses or operations, including any disposed of or ceased prior to the Closing, but excluding, in the case of clause (vii) of this Section 6.2 only, (A) any and all matters as to which PWG is obligated to indemnify GECS under clause (ii) or (iii) of Section 6.3 hereof and (B) any liabilities to the extent expressly assumed by PWG under the Asset Purchase Agreement. It is understood that the first $90,000,000 of Losses (determined without regard to the provisions of the definition of "Losses" relating to any net tax cost or benefit) which otherwise would be subject to indemnification by GE and GECS under clause (iii) of this Section 6.2 will instead be funded from the cash "prefunded pre-tax contingencies" reserve of KP & Co. (the "Pre-Tax Reserve") included in the Signing Balance Sheet and the Closing Balance Sheet and GE and GECS will not be obligated to make any cash payment in respect thereof. It is further understood that the first $15,600,000 of Losses which otherwise would be subject to indemnification by GE and GECS under clause (iv) (but only to the extent that it relates to compensation paid or benefits provided to any such employee) and clauses (v) and (vii) of this
Section 6.2 in respect of "PW Broker Payments" of deferred production bonuses or operating and other miscellaneous costs of KP & Co. will instead be funded from the cash "pre-funded after-tax contingencies" reserve of KP & Co. included in the Signing Balance Sheet and the Closing Balance Sheet and GE and GECS will not be obligated to make any cash payment in respect thereof. It is understood that the foregoing provisions of the two immediately preceding sentences shall not limit in any manner GE's and GECS' obligations under the other Sections of this
Article VI and that matters to be funded out of such reserves shall be deemed to be indemnified matters pursuant to this Section 6.2. For purposes of this Agreement, income, deductions, and other items arising in a Straddle Period shall be allocated between the portion thereof ending prior to the Closing Date and the remaining portion based on an actual closing of the books of KP & Co. on the day prior to the Closing Date, provided that if the Closing occurs on a date other than the first day of a fiscal month, then income, deductions and other items for such month (other than amounts attributable to transactions not in the ordinary course of business) will be prorated on a daily basis. PWG will cause KP & Co. to pay over to GECS, promptly upon receipt by KP & Co. or any Affiliate, the amounts of any refunds of taxes (and related interest) with respect to periods ending prior to the Closing Date or with respect to the portions ending prior to the Closing Date of any Straddle Periods. Notwithstanding the foregoing, KP & Co. shall not pay over to GE or GECS any refund of taxes attributable to the carryback from a taxable period beginning after the Closing Date (or the portion of a Straddle Period that begins on the Closing Date) of items of loss, deduction or credit, or other tax items, of KP & Co. arising from items indemnified by GE and GECS under the Pre-Tax Reserve or $15,600,000 reserve described above.

            6.3. Indemnification by PWG. PWG shall indemnify and hold harmless GE, GECS, each of their respective Affiliates (excluding KP & Co.) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold each of them harmless from, without duplication, any and all Losses suffered or incurred by such Person arising from, relating to or otherwise in respect of (i) the breach or incorrectness of, or non-compliance with, any representation, warranty, covenant or agreement of PWG in this Agreement, (ii) liabilities of KP & Co. that both (a) arise out of actions taken by PWG, KP & Co., any of their respective Affiliates or any of their respective officers, directors, employees, agents or representatives (collectively, the "PWG Entities") (it being understood that actions taken by or on behalf of any Person (other than PWG or KP & Co.) pursuant to the Administrative Services Agreement shall not be deemed actions of any of the PWG Entities for any purpose of this Agreement) after the Closing other than at the request or with the consent of GE or one of its Affiliates and other than actions taken in the ordinary course of conducting the activities, businesses or operations of KP & Co. being conducted as of the Closing by KP & Co. where such actions do not constitute gross negligence or willful misconduct, and (b) do not relate to, and have not arisen as a result of, directly or indirectly, activities, assets, liabilities, employees, properties, businesses or operations of KP & Co. that (1) were disposed of or ceased by KP & Co. on or prior to the Closing or (2) were in existence or were being pursued by KP & Co. on or prior to the Closing, and (iii) taxes incurred by KP & Co. with respect to periods beginning on or after the Closing Date and with respect to the portion beginning on the Closing Date of any Straddle Period.

            6.4. Adjustment to Purchase Price. The parties intend that any payment pursuant to Section 6.2 or 6.3 (and any other payment that may be made between the parties after the Closing Date arising from this Agreement) will be treated as an adjustment to purchase price. Neither party will take any position inconsistent with such treatment for income tax purposes.

            6.5. Notice and Copies of Third Party Claims. For purposes of this Agreement, "Third Party Claim" means (i) any Litigation pending or threatened against KP & Co. or Broad Street Advisors, Inc. as of the Closing (whether or not listed in the Litigation Letter) and (ii) any Litigation or other claim or demand commenced or made by any Person against a party (an "indemnified party") who is entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving such Litigation, claim or demand, whether such Litigation, claim or demand is commenced or made before, on or after the Closing. An indemnified party will notify the indemnifying party in writing of any Third Party Claim commenced or made against such indemnified party after the Closing with reasonable promptness; provided, however, that the failure to give such notice shall not affect the indemnification hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, reasonably promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim, other than notices and documents (including court papers) separately addressed to the indemnifying party; provided, however, that the failure to deliver any such notice or document shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure.

            6.6. Procedures Relating to Indemnification. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, at its sole cost and upon written notice to the indemnified party acknowledging its obligation to indemnify the indemnified party therefor in accordance with the terms of this Agreement, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is reasonably satisfactory to the indemnified party. GE and GECS hereby acknowledge their obligation to indemnify the indemnified parties under Section 6.2 in respect of the Litigation listed in the Litigation Letter in accordance with the terms of this

Agreement and, subject to any limitations set forth in this Article VI, GE and GECS intend to continue to defend against all such Litigation. GE and GECS shall be obligated to assume the defense of the Litigation listed in the Litigation Letter and all other Third Party Claims subject to indemnification pursuant to
Section 6.2, except as to any such Litigation or Third Party Claims as to which PWG advises GE and GECS that PWG has elected not to permit GE and GECS to assume such defense pursuant to PWG's rights under this Article VI.

            Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided, however, that (i) if the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense and (ii) the indemnified party shall be entitled to employ separate counsel, at the expense of the indemnifying party, and to participate in the defense of such Third Party Claim if in the opinion of counsel to such indemnified party a conflict or potential conflict (including as to the availability of defenses) exists between such indemnified party and the indemnifying party that would make such separate representation advisable (provided that the indemnifying party shall only be responsible under this clause (ii) for the fees of one counsel in each relevant jurisdiction for all indemnified parties). The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof.

            If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified parties shall cooperate with the indemnifying party in the defense thereof. Such cooperation shall include the retention and (upon the indemnifying party's reasonable request) the provision to the indemnifying party of records and information of KP & Co. that are relevant to such Third Party Claim and that are in the possession of such indemnified party. Such cooperation shall not include the making available of any current employee of PWG or any of its Subsidiaries (other than KP & Co.), other than any such employee who has already entered into a cooperation agreement with respect to Litigation involving KP & Co. prior to the date hereof. In addition, if the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnifying party shall (i) consult with the indemnified parties to determine litigation strategies, including the selection of the appropriate forum and determination to interpose defenses or to raise counterclaims, (ii) promptly advise the indemnified parties of all material developments in respect of each significant claim as they occur, (iii) consider in good faith all reasonable requests that the indemnified parties may make concerning the conduct of any such defenses or counterclaims. With respect to indemnification under Section
6.2 where GE or GECS has assumed the defense of any Third Party Claim, upon request of GE or GECS, PWG will cause KP & Co. to permit GE and GECS to assert any rights of KP & Co. which arose prior to the Closing or derived from the same facts or circumstances giving rise to such Third Party Claim and which may be the basis for a counterclaim or defense of such Third Party Claim.

            If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount required to be paid under this Article VI by the indemnifying party in respect of such Third Party Claim (which payment shall be made contemporaneously with the indemnified party's agreement to such settlement, compromise or discharge), which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect (other than to a de minimis degree) the indemnified party. The indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim the defense of which shall have been assumed by the indemnifying party in accordance with the terms hereof without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). The indemnified party shall have the right to admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim the defense of which shall not have been assumed by the indemnifying party.

            Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (but shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks relief which, if granted, would impose on the indemnified parties non-monetary obligations or penalties. If such non-monetary relief portion of the Third Party

Claim can be separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. In conducting the defense of any Third Party Claim where non-monetary and monetary relief cannot be separated, the indemnified parties shall promptly advise the indemnifying parties of all material developments in respect of such Third Party Claim as they occur. The indemnification required by Sections 6.2 and 6.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred. The indemnifying party shall pay to the indemnified party or its designee amounts owing under this Article VI in respect of any bills, judgments and other matters sufficiently in advance for the indemnified party to make timely payments thereof.

            6.7. Other Claims. In the event any indemnified party should have a claim for indemnity against any indemnifying party under Section 6.2 or 6.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 6.2 or 6.3. If the indemnifying party does not notify the indemnified party within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 6.2 or 6.3, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 6.2 or 6.3 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

            6.8. Burden of Proof. In the event of any dispute as to any indemnification claimed by an indemnified party under Section 6.2, the indemnified party shall be presumed to be entitled to indemnification under
Section 6.2 in the amount claimed and the burden of proof shall be on the indemnifying party to establish that the indemnified party is not entitled to indemnification under Section 6.2, or that the amount claimed is not correct, and pending resolution of such dispute the indemnifying party shall pay the indemnified party the amount claimed within five (5) business days of receipt of the indemnified party's demand for payment.

            6.9. Period of Indemnity. The indemnities set forth in clause (ii) of Section 6.2 and clause (iii) of Section 6.3 shall expire six (6) months after the running of the relevant statute of limitations. All other indemnities set forth in Sections 6.2 and 6.3 shall not expire until performed in full.

            6.10. Damages. Any and all monetary recoveries for any breach or incorrectness of, or non-compliance with, any representation, warranty, covenant or agreement hereunder, if payable based on a claim pursued under any Article herein other than this Article VI, shall be limited to the amount that would have been payable if such claim had been pursued under this Article VI.

            6.11. Reference. All references to KP & Co. in Sections 6.2 and 6.3 of this Article VI shall include Broad Street Advisors, Inc.

                                  ARTICLE VII.

                                  MISCELLANEOUS

            7.1. No Waiver; Modifications in Writing. No failure or delay on the part of GE, GECS or PWG in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and, except as otherwise provided in Section 6.10 or
Section 7.9, are not exclusive of any remedies that may be available to GE, GECS or PWG at law or in equity. No waiver of or consent to any departure by GE, GECS or PWG from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of GECS and PWG. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

            7.2. Notices. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to PWG, addressed to PWG at:

            1285 Avenue of the Americas
            New York, New York 10019
            Attention: General Counsel
            Telecopy:  212-713-2114

            (with copies to):

            Cravath, Swaine & Moore
            825 Eighth Avenue
            New York, New York 10019
            Attention: Peter S. Wilson
            Telecopy:  212-474-3700

or to such other address as PWG may designate to GECS in writing and, if to GE or GECS, addressed to GECS at:

            260 Long Ridge Road
            Stamford, CT 06927
            Attention: General Counsel
            Telecopy:  203-373-3365

            with copies to:

            General Electric Company
            3135 Easton Turnpike
            Fairfield, Connecticut 06431
            Attention: Senior Counsel for Transactions
            Telecopy:  202-373-3008

            Cahill Gordon & Reindel
            Eighty Pine Street
            New York, New York 10005
            Attention: Richard J. Sabella
            Telecopy:  212-269-5420

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017
            Attention: John Knight
            Telecopy:  212-450-4800

or to such other address as GECS may designate to PWG in writing. All such notices, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            7.3. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            7.4. Binding Effect; Assignment. This Agreement and the rights and obligations of GE, GECS or PWG may not be assigned (except by operation of law pursuant to a merger or otherwise) to any other Person except with the prior written consent of the other parties hereto. Except as expressly provided in
Article VI, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns.

            7.5. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            7.6. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            7.7. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            7.8. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or any other document or instrument contemplated hereby, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover attorneys' fees in addition to any other available remedy.

            7.9. Entire Agreement. (a) This Agreement, together with the Amended Stockholders Agreement, the Purchase Money Note, the Administrative Services Agreement and the Assumption Agreement, constitute the entire agreement among the parties with respect to the transactions contemplated herein and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein. Except as provided below, the Asset Purchase Agreement and related documents (other than, upon consummation of the transactions contemplated hereby, the Stockholders Agreement) shall continue in full force and effect in accordance with their respective terms.

            (b) Notwithstanding anything in this Agreement or the Asset Purchase Agreement to the contrary, the parties hereto agree as follows:

                  (i) from and after the Closing Date, KP & Co. and Broad Street
            Advisors, Inc. shall be considered and treated as Purchaser Indemnitees (as defined in the Asset Purchase Agreement) for any purpose under the Asset Purchase Agreement;

                  (ii) none of the Purchaser Indemnitees may seek indemnity
            under the Asset Purchase Agreement with respect to (A) any claim that gives rise to any Losses to the extent such Losses are Losses for which GE and GECS would otherwise be obligated to provide indemnification under Section 6.2 and have been funded as part of the Pre-Tax Reserve or the "pre-funded after-tax contingencies" reserve included in the Signing Balance Sheet (or would be so funded if any indemnity claim was made under Section 6.2) or (B) any matter to the extent PWG would be obligated to provide indemnification under Section 6.3 in respect of such matter (whether or not any of the indemnified parties under Section 6.3 have incurred or suffered any Loss with respect thereto); and

                  (iii) for each case where any of PWG, KP & Co., or their
            respective Affiliates, officers, directors, employees, stockholders, agents or representatives is entitled to indemnification in respect of any Litigation, claim or matter under both this Agreement and the Asset Purchase Agreement, to the extent that the amount of such indemnification (determined without regard to the amount and timing of the effect of any related tax cost or benefit) available under the Asset Purchase Agreement does not exceed the amount of such indemnification (as so determined) available under the provisions of this Agreement, (A) any indemnification payment in respect of such Litigation, claim or matter will be made, and the amount and timing of the effect of any related tax cost or benefit will be determined, under the provisions of this Agreement, (B) any such indemnification payment made in respect of such Litigation, claim or matter will be treated as a purchase price adjustment under Section 6.4 of this Agreement, and (C) all procedural matters relating to such right of indemnification (including all matters relating to notice, contest rights and burden of proof) will be determined under the provisions of this Agreement; provided, however, that if PWG so elects in writing within sixty days after giving notice in respect of such Litigation, claim or matter, all such procedural matters will be governed by the provisions of the Asset Purchase Agreement. For purposes of the preceding sentence, any entitlement to money damages shall be treated as an entitlement to indemnification.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                                       GENERAL ELECTRIC CAPITAL SERVICES, INC.



                                       By: /s/ Joan Amble
                                           -------------------------------------
                                           Name:  Joan Amble
                                           Title: Vice President and Controller


                                       GENERAL ELECTRIC COMPANY



                                       By: /s/ Pamela Daley
                                           -------------------------------------
                                           Name:  Pamela Daley
                                           Title: Vice President and Senior
                                                  Counsel for Transactions


                                       PAINE WEBBER GROUP INC.



                                       By: /s/ F. Daniel Corkery
                                           -------------------------------------
                                           Name:  F. Daniel Corkery
                                           Title: Senior Vice President and
                                                  Senior Associate General
                                                  Counsel

                                                                   EXHIBIT A TO
                                                                 SHARE PURCHASE
                                                                      AGREEMENT
                                                                 --------------

                        PURCHASE MONEY PROMISSORY NOTE
                        ------------------------------

US$442,000,000                                                   August  , 1997


          FOR VALUE RECEIVED, Paine Webber Group Inc. (the "Borrower") hereby promises to pay to the order of General Electric Capital Services, Inc. (the "Lender") at 260 Long Ridge Road, Stamford CT 06927 on the fifteenth day following the date hereof the principal amount of US$442,000,000, with interest thereon from and including the date hereof to but excluding the date all amounts payable hereunder are paid in full at the rate of 5.75% per annum and calculated based on the exact number of days elapsed on the basis of a 360 day year. Payment of principal and interest shall be made by wire transfer of immediately available funds to an account designated by the Lender.

          The Borrower may, at its option, at any time and from time to time, without premium or penalty of any kind, prepay in whole or in part this Note.

          The Borrower hereby waives presentment for payment, protest, notice of protect, and notice of nonpayment of this Note.

          This Note shall be goverened by and construed in accordance with the laws of the State of New York.

                                          PAINE WEBBER GROUP INC.

                                          By:
                                             --------------------
                                             Name:
                                             Title: